                                                                 EXHIBIT 4(a)(3)

================================================================================




                             UNION TANK CAR COMPANY


                           ---------------------------


                        INDENTURE AND SECURITY AGREEMENT


                            Dated as of May 17, 2000


                                     Between


                         BANK ONE, NATIONAL ASSOCIATION,

                                    Trustee,

                                       and

                             UNION TANK CAR COMPANY


                           ---------------------------



================================================================================


          PROVIDING FOR THE ISSUANCE OF SENIOR SECURED NOTES IN SERIES


         Filed with the Surface Transportation Board of the Department of
Transportation pursuant to 49 U.S.C.ss. 11301 on             , 200_, at [
a.m./p.m.], Recordation Number      , and deposited in the Office of the
Registrar General of Canada pursuant to Section 105 of the Canada Transportation
Act on May    , 200_, at [     a.m./p.m.]

                                TABLE OF CONTENTS



SECTION                                                                                                        PAGE


  ARTICLE ONE

                     DEFINITIONS, INCORPORATION BY REFERENCE
                            AND RULES OF CONSTRUCTION


  1.1.  Definitions...............................................................................................5
  1.2.  Other Definitions........................................................................................14
  1.3.  Incorporation by Reference of Trust Indenture Act........................................................14
  1.4.  Rules of Construction....................................................................................15

  ARTICLE TWO

                                    THE NOTES

  2.1.  Issuable in Series; Series Issuable in Tranches..........................................................15
  2.2.  Establishment of Terms and Form of Series of Notes.......................................................15
  2.3.  Execution, Authentication and Delivery...................................................................18
  2.4.  Registrar and Paying Agent...............................................................................20
  2.5.  Currency and Manner of Payments in Respect of Notes......................................................20
  2.6.  Paying Agent to Hold Money in Trust......................................................................25
  2.7.  Noteholder Lists; Ownership of Notes.....................................................................25
  2.8.  Transfer and Exchange....................................................................................26
  2.9.  Replacement Notes........................................................................................27
  2.10. Outstanding Notes........................................................................................28
  2.11. Notes Held by the Company or an Affiliate................................................................29
  2.12. Temporary Notes..........................................................................................29
  2.13. Cancellation.............................................................................................30
  2.14. Defaulted Interest.......................................................................................30
  2.15. Notes Issuable in the Form of a Global Security..........................................................30
  2.16. Unregistered Notes Represented by Global Security........................................................31

  ARTICLE THREE

                      REDEMPTION OF NOTES AND SINKING FUNDS

  3.1.  Notice to Trustee........................................................................................34
  3.2.  Selection of Notes to be Redeemed........................................................................34
  3.3.  Notice of Redemption.....................................................................................34
  3.4.  Effect of Notice of Redemption...........................................................................35
  3.5.  Deposit of Redemption Price..............................................................................36
  3.6.  Notes Redeemed in Part...................................................................................36


                               TABLE OF CONTENTS
                                  (CONTINUED)



  3.7.  Notes Acquired by the Company............................................................................36
  3.8.  Mandatory and Optional Sinking Funds.....................................................................36

  ARTICLE FOUR

                                   COLLATERAL

  4.1.  Additional and Substituted Equipment Subject to this Indenture...........................................38
  4.2.  Termination of Note......................................................................................39
  4.3.  Indemnity ...............................................................................................39
  4.4.  Substitution and Replacement of Collateral...............................................................39
  4.5.  Maintenance of Collateral; Casualty Occurrences..........................................................41
  4.6.  Possession of Collateral.................................................................................42
  4.7.  Marking of Collateral....................................................................................43

  ARTICLE FIVE

                       PARTICULAR COVENANTS OF THE COMPANY

  5.1.  Payment of Notes.........................................................................................43
  5.2.  Reports by the Company...................................................................................43
  5.3.  Statement of Officers as to Default......................................................................44
  5.4.  Filing with Listing Agent................................................................................44
  5.5.  Discharge of Liens.......................................................................................44
  5.6.  Further Assurances.......................................................................................45
  5.7.  Payment of Expenses; Recording...........................................................................45

  ARTICLE SIX

                                   SUCCESSOR

  6.1.  When Company May Merge, etc..............................................................................46
  6.2.  Successor Substituted....................................................................................46

  ARTICLE SEVEN

                              DEFAULTS AND REMEDIES

  7.1.  Events of Default........................................................................................47
  7.2.  Acceleration.............................................................................................48
  7.3.  Other Remedies Available to Trustee......................................................................49


                               TABLE OF CONTENTS
                                  (CONTINUED)


  7.4.  Incidents of Sale of Collateral..........................................................................49
  7.5.  Waiver of Existing Defaults..............................................................................49
  7.6.  Control by Majority......................................................................................49
  7.7.  Limitation on Suits by Noteholders.......................................................................50
  7.8.  Rights of Holders to Receive Payment.....................................................................50
  7.9.  Collection Suits by Trustee..............................................................................50
  7.10.  Remedies............................................................................................... 51
  7.11.  Trustee May File Proofs of Claim........................................................................51
  7.12. Priorities...............................................................................................51
  7.13. Undertaking for Costs....................................................................................52

  ARTICLE EIGHT

                                     TRUSTEE

  8.1.  Duties of Trustee........................................................................................52
  8.2.  Rights of Trustee........................................................................................53
  8.3.  Individual Rights of Trustee.............................................................................54
  8.4.  Trustee's Disclaimer.....................................................................................54
  8.5.  Notice of Defaults.......................................................................................55
  8.6.  Reports by Trustee to Holders............................................................................55
  8.7.  Compensation and Indemnity...............................................................................56
  8.8.  Replacement of Trustee...................................................................................56
  8.9.  Successor Trustee, Agents by Merger, etc.................................................................58
  8.10. Eligibility; Disqualification............................................................................58
  8.11. Preferential Collection of Claims Against Company........................................................58

  ARTICLE NINE

                     SATISFACTION AND DISCHARGE; DEFEASANCE

  9.1.  Satisfaction and Discharge of Notes of any Series........................................................59
  9.2.  Defeasance of Notes of any Series........................................................................60
  9.3.  Application of Trust Funds; Indemnification..............................................................61

  ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

  10.1.  Without Consent of Holders..............................................................................62
  10.2.  With Consent of Holders.................................................................................63


                               TABLE OF CONTENTS
                                  (CONTINUED)





  10.3.  Compliance with Trust Indenture Act.....................................................................64
  10.4.  Revocation and Effect of Consents.......................................................................64
  10.5.  Notation on or Exchange of Notes........................................................................65

  ARTICLE ELEVEN

                                  MISCELLANEOUS

  11.1.  Trust Indenture Act Controls............................................................................65
  11.2.  Notices...............................................................................................  65
  11.3.  Communication by Holders with Other Holders.............................................................66
  11.4.  Certificate and Opinion as to Conditions Precedent......................................................66
  11.5.  Statements Required in Certificate or Opinion...........................................................66
  11.6.  Rules by Trustee and Agents.............................................................................67
  11.7.  Payments on Business Day................................................................................67
  11.8.  Governing Law...........................................................................................67
  11.9.  No Adverse Interpretation of Other Agreements...........................................................67
  11.10. No Recourse Against Others..............................................................................67
  11.11. Acts of Successor Corporation...........................................................................68
  11.12. Execution in Counterparts...............................................................................68



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





                             UNION TANK CAR COMPANY

         RECONCILIATION AND TIE BETWEEN INDENTURE AND SECURITY AGREEMENT DATED AS OF MAY 17, 2000 AND THE TRUST INDENTURE ACT OF 1939. THIS RECONCILIATION SECTION DOES NOT CONSTITUTE PART OF THE INDENTURE.



    TRUST INDENTURE ACT                                                      INDENTURE
    OF 1939 SECTION                                                           SECTION
    ---------------                                                           -------

     310(a)(1)....................................................................8.10
         (a)(2)...................................................................8.10
         (a)(3)...........................................................Inapplicable
         (a)(4)...........................................................Inapplicable
         (b).................................................................8.8; 8.10
         (c)..............................................................Inapplicable
     311(a).......................................................................8.11
         (b)......................................................................8.11
         (c)..............................................................Inapplicable
     312(a)........................................................................2.7
         (b)......................................................................11.3
         (c)......................................................................11.3
     313(a)........................................................................8.6
         (b)(1)...........................................................Inapplicable
         (b)(2)...............................................................5.3; 8.6
         (c)............................................................5.3; 8.6; 11.2
         (d).......................................................................8.6
     314(a)..................................................................5.3; 11.2
         (b)..............................................................Inapplicable
         (c)(1)...................................................................11.4
         (c)(2)...................................................................11.4
         (c)(3)...........................................................Inapplicable
         (d)..............................................................Inapplicable
         (e)......................................................................11.5
         (f)..............................................................Inapplicable
     315(a).....................................................................8.1(b)
         (b).................................................................8.5; 11.2
         (c)....................................................................8.1(a)
         (d)....................................................................8.1(c)
         (e)......................................................................7.13
     316(a) (last sentence).......................................................2.11
         (a)(1)(A).................................................................7.6
         (a)(1)(B).................................................................7.5
         (a)(2)...........................................................Inapplicable
         (b).......................................................................7.8
     317(a)(1).....................................................................7.9


         (a)(2)...................................................................7.11
         (b).......................................................................2.6
     318(a).......................................................................11.1

         THIS INDENTURE and SECURITY AGREEMENT is dated as of May 17, 2000 between UNION TANK CAR COMPANY, a Delaware corporation (hereinafter sometimes referred to as the "Company"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee") sets forth certain of its provisions in full and incorporates others by reference to specified portions of the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture. The provisions as are set forth in full, the provisions as are incorporated by reference and the provisions as are set forth in all supplements hereto shall constitute a single instrument.

         WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its "Notes" as herein provided; and

         WHEREAS, all things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

         WHEREAS the text of each Series of Notes is to be substantially in the following form (with such modifications as may be permitted by the Indenture, including appropriate modifications if the Notes are Original Issue Discount Notes):

                                 [Form of Note]

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.

                           % SENIOR SECURED NOTE DUE
                       ----                          -----


                    Secured by certain Railroad Rolling Stock


No. S-                                                      Chicago, Illinois
      -----
CUSIP                                                                  , 200
      -----------                                       ------------ --     -
$----------------


         UNION TANK CAR COMPANY, a Delaware corporation (the "Company"), hereby promises to pay to ________________________________, or registered assigns, the principal sum of $________________ in lawful currency of the United States of America, on _________, _____, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable on __________, _____ and on each ________ and _____________ thereafter to the maturity date hereof at the rate of ______% per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest on any overdue principal and (to the extent legally enforceable) on overdue interest shall be paid from the due date thereof at the rate of _____% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on demand.

         Payments with respect to the principal amount hereof, premium, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal bond and trustee administration office of Bank One, National Association (the "Trustee"), or as otherwise provided in the Indenture and Security Agreement dated as of May 17, 2000, between the Company and the Trustee (as amended or supplemented, the "Indenture"). Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Note. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

         Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Note then due, second, to the payment of any premium then due, and third, to the payment of the remaining outstanding principal amount of this Note.

         This Note is one of the Notes referred to in the Indenture which have been or are to be issued by the Company pursuant to the terms of the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note, as well as for a statement of the terms and conditions of the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Note.

         [THIS NOTE IS SUBJECT TO REDEMPTION IN WHOLE OR IN PART, AT ANY TIME AT A PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT OF THE NOTE BEING REDEEMED, TOGETHER WITH ACCRUED AND UNPAID INTEREST, PLUS A PREMIUM AS PROVIDED IN THE SUPPLEMENTAL INDENTURE UNDER WHICH THIS NOTE HAS BEEN ISSUED. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY SAID PROVISIONS.]

         This Note is a registered Note and is transferable, as provided in the Indenture, only upon surrender of this Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Note, the Company and the Trustee may deem and treat the registered holder of this Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF             .
                     ------------

         Unless the Certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         In Witness Whereof, the Company has caused this Note to be executed by one of its authorized officers as of the date hereof.

                                             UNION TANK CAR COMPANY


                                             By:
                                                -----------------------------
                                             Name:
                                             Title:


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Notes referred to in the within-mentioned Indenture.


                                             BANK ONE, NATIONAL ASSOCIATION,
                                             as Trustee


                                             By:
                                                -----------------------------
                                                    Authorized Officer


         WHEREAS, it is desired to secure to the holders of the Notes the payment of the principal thereof when due, whether by declaration or otherwise, premium, if any, and interest thereon as hereinafter provided;

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and interest and premium, if any, on and all other amounts due with respect to the Notes from time to time outstanding under this Indenture and the performance and observance by the Company of all the agreements, covenants and provisions herein and in the Notes all for the benefit of the holders of the Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the holders thereof, by executing and delivering from time to time one or more supplemental Indentures pursuant to which Series of Notes will be issued, the Company will assign, transfer, mortgage and pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the holders of such Series of Notes from time to time, a security interest in and mortgage lien on all right, title and interest of the Company in and to the property, rights, interests and privileges hereafter subjected to the Lien of this Indenture (such property being herein called the "Indenture Estate"), to wit:

                  (1) the Equipment and all substitutions therefor, all as particularly described in supplemental Indentures executed and delivered with respect to such Equipment or any such substitutions therefor, as provided in this Indenture;

                  (2) all monies and securities hereafter paid or deposited or required to be paid or deposited with the Trustee pursuant to any term of this Indenture or any supplemental Indenture, or required to be held by the Trustee hereunder or thereunder; and

                  (3) all proceeds of the foregoing.

                                 HABENDUM CLAUSE

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the holders of the Notes from time to time, without any priority of any one Note of a Series over any other Note of such Series, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

         The Company agrees that at any time and from time to time, upon the written request of the Trustee, the Company will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem to be necessary in order to obtain the full benefits of this assignment and of the rights and powers granted herein and in any supplemental Indenture.

         The Company does hereby represent and warrant that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment under any supplemental Indenture shall remain in effect, any of its right, title or interest thereby assigned, to anyone other than the Trustee.

         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE ONE

                     DEFINITIONS, INCORPORATION BY REFERENCE
                            AND RULES OF CONSTRUCTION

SECTION 1.1. Definitions.

         The terms defined in this Section 1.1. (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1.

Affiliate:                The term "Affiliate" means any Person directly or
                          indirectly controlling or controlled by, or under direct or indirect common control with, the Company.


Agent:                    The term "Agent" means any Paying Agent or Registrar.



Authenticating Agent:     The term "Authenticating Agent" means any person or
                          persons authorized by the Trustee to act on behalf of the Trustee to authenticate one or more Series of Notes.

Authorized Newspaper:     The term "Authorized Newspaper" means a newspaper of
                          general circulation, in the official language of the country of publication or in the English language, customarily published on each business day. Whenever successive weekly publications in an Authorized
                          Newspaper are required hereunder they may be made
                          (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

Board of Directors:       The term "Board of Directors" means the Board of
                          Directors of the Company or any duly authorized committee thereof.

Board Resolution:         The term "Board Resolution" means a copy of a
                          resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

Business Day:             The term "Business Day" means, except as may otherwise
                          be provided in the form of Notes of any particular
                          Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in that Place of Payment, and with respect to Notes denominated in a Foreign Currency, the capital city of the country of such Foreign

                          Currency, and with respect to Notes denominated in ECU, Brussels, Belgium.

Capital Stock:            The term "Capital Stock" means any and all shares
                          (however designated) of corporate stock now or hereafter outstanding.

Casualty Occurrence:      The term "Casualty Occurrence" shall have the meaning
                          set forth in Section 4.5 hereof.

CEDEL:                    The term "CEDEL" means Centrale de Livraisons de
                          Valeurs Mobilieres SA.

Collateral:               The term "Collateral" means all Equipment and all
                          monies and securities at the time subject to the terms of this Indenture.

Company: The term "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

Company Notice:           The term "Company Notice" means the confirmation of
                          the Company, transmitted by telex, telecopy or in writing to the Trustee of the terms of the issuance of any Notes issuable in Tranches.

Company Order or
Company Request:          The term "Company Order" or "Company Request" means an
                          order or request signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant
                          Secretary of the Company.

Consolidated Net Income:  The term "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its subsidiaries for such period determined in accordance with GAAP.

Consolidated Tangible
Net Worth:                The term "Consolidated Tangible Net Worth" means the
                          consolidated stockholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company prepared in accordance with GAAP at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets
                          (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).

Cost: The term "Cost" when used in respect of Equipment not built by the Company or any Affiliate of the Company, shall mean the actual cost thereof to the Company and, in respect of Equipment built by the Company or any such Affiliate, shall mean an amount not in excess of "car builder's cost", including direct cost of labor, material and overhead but excluding any manufacturing profit.

Default: The term "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

Depositary:               The term "Depositary" means, with respect to Notes of
                          any Series offered for sale in the United States and for which the Company shall determine that such Notes will be issued as a Global Security, The Depository
                          Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and with respect to Notes of any Series which are offered for sale solely outside of the United States,
                          [____________________________], [______________]
                          office as common depositary for Euro-clear and CEDEL or any successor thereto, which in each case shall be designated by the Company pursuant to either Section
                          2.2 or 2.15.

Dollar: The term "Dollar" means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

ECU: The term "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

Engineer's                Certificate: The term "Engineer's Certificate" means a
                          certificate signed by a person appointed by the Company who shall be an engineer, appraiser or other expert, as the case may require. Such person may be an officer or employee of the Company except where this Indenture specifically requires the signature of an independent engineer, appraiser or other expert.

Equipment:                The term "Equipment" means standard-gauge railroad
                          tank cars and covered hopper cars, which tank cars and covered hopper cars are rolling stock used or intended for use in connection with interstate commerce and which were first put into use on or after the date specified in the Indenture supplement under which a Series of Notes is to be issued, and having an aggregate Cost of not less than 133-1/3% of the principal amount of such Series of Notes.

Euro-clear:               The term "Euro-clear" means Morgan Guaranty Trust
                          Company of New York, Brussels office, as operator of the Euro-clear System.

European Communities:     The term "European Communities" means the European
                          Economic Community, the European Coal and Steel
                          Community and the European Atomic Energy Community.

Exchange Rate
Officer's Certificate:    The term "Exchange Rate Officer's Certificate" means a
                          telex or a certificate setting forth the applicable
                          Official ECU Exchange Rate and the Dollar or Foreign
                          Currency amounts payable on the basis of such Official
                          ECU Exchange Rate in respect of the Principal of and interest on Registered Notes, sent (in the case of a telex) or signed (in the case of a certificate) by the treasurer or any assistant treasurer of the Issuer, and delivered to the Trustee.

Foreign Currency:         The term "Foreign Currency" means a currency issued by
                          the government of any country other than the United
                          States of America.

GAAP: The term "GAAP" means, with respect to any computation required or permitted hereunder, generally accepted accounting principles in the United States on the date of such computation.

Global Security:          The term "Global Security" means, with respect to any
                          Series of Notes, a Note executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which (i) shall be registered in the name of the Depositary or its nominee and (ii) shall represent, and shall be denominated in an amount equal to the aggregate
                          Principal amount of, all of the Outstanding Notes of such Series or, pursuant to a Company Order, all of the Outstanding Notes of such Series not issued in definitive form.

Holder or Noteholder:     The term "Holder" or "Noteholder" means
                          a bearer of an Unregistered Note or of a coupon appertaining thereto, or a person in whose name a Registered Note is registered on the Registrar's books.

Indenture:                    The term "Indenture" means this Indenture and
                              Security Agreement as amended or supplemented from time to time and shall include the forms and terms of particular Series of Notes established as contemplated hereunder.

Independent Engineer:         The term "Independent Engineer" means an engineer,
                              appraiser or other expert appointed by the Company and approved by the Trustee in the exercise of reasonable care, who (a) is in fact independent,
                              (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor on the Notes or in any Affiliate of the Company or any such other obligor and (c) is not connected with the Company or any other obligor on the Notes or any Affiliate of the Company or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Investment:                   The term "Investment" means all loans, advances,
                              purchases of Capital Stock, capital contributions and transfers of assets, and all sales and other dispositions of assets for consideration consisting of evidences of indebtedness, Capital
                              Stock or other securities of the purchaser.

Notes: The term "Notes" means the Senior Secured Notes of any Series issued hereunder.

Officer: The term "Officer" means the President, any Vice-President, the Treasurer, the Secretary or the Controller of the Company.

Officers' Certificate:        The term "Officers' Certificate" means a
                              certificate signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant
                              Secretary of the Company.

Official ECU Exchange Rate:   The term "Official ECU Exchange Rate" applicable
                              to any currency with respect to any payment to be made hereunder means the exchange rate between the ECU and such currency reported by the Commission of the European Communities (currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets) or, if such exchange rate ceases to be so reported, then such exchange rate shall be determined by the Trustee using, in its sole discretion and without liability on its part, quotations from one or more major banks in New York City or such other quotations as the Trustee shall deem appropriate, on the applicable record date.

Opinion of Counsel:       The term "Opinion of Counsel" means a written opinion
                          of legal counsel who is acceptable to the Company and the Trustee. The counsel may be an employee of or counsel to the Company.

Original Issue Discount
Note: The term "Original Issue Discount Note" means any Note which provides for an amount less than the stated Principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.2.

Person: The term "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Place of Payment:         The term "Place of Payment," when used with respect to
                          the Notes of any Series, means the Principal office of the Trustee in Chicago and the office of any Paying
                          Agent, unless the Company shall have otherwise instructed the Trustee in writing.

Principal:                The term "Principal" of a Note means the principal
                          amount of such Note plus, when appropriate, the premium, if any, on such Note.

Principal office of
the Trustee:              The term "Principal office of the Trustee," or other
                          similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

Redemption Date:          The term "Redemption Date," when used with respect to
                          any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:         The term "Redemption Price," when used with respect to
                          any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

Registered Note:          The term "Registered Note" means any Note issued
                          hereunder and registered as to Principal and interest by the Registrar.

Related Parties:          The term "Related Parties" means "related parties" as
                          defined in Rule 1.02 (t) of Regulation S-X of the SEC as in effect on the date hereof.

Responsible Officer:      The term "Responsible Officer", when used with respect
                          to the Trustee, shall mean the chairman or any vice-chairman of the board of directors or trustees, the chairman or any vice-chairman of the executive committee of the board of directors or trustees, the president, any vice president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

Request: The term "Request" means a written request for the action therein specified, delivered to the Trustee, dated not more than 10 days prior to the date of delivery to the Trustee and signed on behalf of the Company by the Chairman of the Board, the President, a Vice President or the Treasurer of the Company.

SEC:                        The term "SEC" means the Securities and Exchange
                            Commission.

Series or Series
of Notes:                   The term "Notes" or "Series of Notes" means a series
                            of Notes. Except in Sections 2.1, 2.10 and 2.11 and
                            Articles Seven, Nine and Ten, the terms "Series" or
                            "Series of Notes" shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

Stated Maturity:            The term "Stated Maturity", when used with respect
                            to any Note or any installment of Principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the Principal of such Note or such installment of Principal or interest is due and payable.

Subordinated Indebtedness:  The term "Subordinated Indebtedness" means any
                            Indebtedness of the Company (whether outstanding on the date of issuance of the Notes or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

Subsidiary:                 The term "Subsidiary" shall mean any corporation of
                            which the Company, or the Company and one or more
                            Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

TIA: The term "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture.

Tranche: The term "Tranche" means all Notes of the same Series which have the same issue date, Stated Maturity, interest rate or method of determining interest, and, in the case of Original Issue Discount Notes, which have the same issue price.

Trustee: The term "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor, and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Notes of any Series, including all Tranches thereof, shall mean the Trustee with respect to that Series, including all Tranches thereof.

U.S. Government
Obligations:                  The term "U.S. Government Obligations" means
                              securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof.
                              U.S. Government Obligations shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S.
                              Government Obligation or a specific payment of interest on or principal of any such U.S.
                              Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government
                              Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

U.S. Person:                  The term "U.S. Person" means a citizen or resident
                              of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Unit:                         The term ""Unit" shall mean a unit of Equipment.

United States:                The term "United States" means the United States
                              of America (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction.

Unregistered Note:            The term "Unregistered Note" means any Note issued
                              hereunder which is not a Registered Note.

Value: As used herein, shall mean an amount determined as follows:

                                     (1) the Value of any unit of Collateral
                              released by the Trustee as provided in Section 4.4, and as used in Sections 4.1 and 7.4 in respect of Collateral, shall be deemed to be the greater of (a) the fair market value thereof and
                              (b) the Cost thereof (as theretofore certified to the Trustee) less 1/20 of such Cost for each full year elapsed between the date such unit was first put into use (as theretofore so certified) and the date as of which Value is to be determined;

                                     (2) the Value of any unit of Collateral for
                              which a security interest is granted to the Trustee as provided in Section 4.4 shall be deemed to be the lesser of (a) the fair market value thereof and (b) the Cost of such unit or, in the case of any unit of Equipment not new, the Cost thereof less 1/20 of such Cost for each full year elapsed between the date such unit was first put into use and the date of the transfer thereof to the Trustee; and

                                     (3) the Value of any Unit of Collateral as
                              used in Section 4.5 shall be deemed to be the cost thereof less 1/20th of such Cost for each full year elapsed between the date such Unit was first put into use and the date as of which Value is to be determined.

Wholly-Owned Subsidiary:      The term "Wholly-Owned Subsidiary"
                              shall mean a Subsidiary of which all of the stock
                              (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company or by one or more Wholly-Owned
                              Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.

Yield to Maturity:            The term "Yield to Maturity" means the yield to
                              maturity, calculated by the Company at the time of issuance of a Series of Notes or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.

SECTION 1.2. Other Definitions.

 TERM                                                                         SECTION
 ----                                                                         -------
"Account Holder"..................................................................2.16
"Bankruptcy Law"...................................................................7.1
"Component Currency"...............................................................2.5
"Conversion Date"..................................................................2.5
"Custodian"........................................................................7.1
"Definitive Note".................................................................2.15
"Dollar Equivalent of the ECU".....................................................2.5
"Dollar Equivalent of the Foreign Currency"........................................2.5
"Event of Default".................................................................7.1
"Final Certificate"...............................................................2.16
"Market Exchange Rate".............................................................2.5
"Paying Agent".....................................................................2.4
"Permanent Global Security".......................................................2.16
"Registrar"........................................................................2.4
"Specified Amount".................................................................2.5
"Temporary Global Security".......................................................2.16
"Valuation Date"...................................................................2.5

SECTION 1.3. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture noteholder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other terms used in this Indenture which are defined in the TIA, defined by SEC rule under the TIA or defined by TIA reference to the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said TIA and in said Securities Act as in force at the date of this Indenture as originally executed.

SECTION 1.4. Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive; and

                  (4) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.1. Issuable in Series; Series Issuable in Tranches.

         Subject to Section 2.9, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. There may be Registered Notes and Unregistered Notes within a Series and the Notes may be subject to such restrictions, and contain such legends, as required by law or as the Company deems necessary or appropriate. Except as provided in the foregoing sentence, and except as to Series issuable in Tranches, all Notes of a Series shall be identical in all respects except that Notes of a Series with serial maturities may differ with respect to maturity date, interest rate, redemption price and denomination. Notes of different Series may differ in any respect; provided that all Series of Notes shall be equally and ratably entitled to the benefits of this Indenture.

         Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Notes of a Tranche shall have the same issue date, Stated Maturity, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

SECTION 2.2. Establishment of Terms and Form of Series of Notes.

             (a) At or prior to the issuance of any Series (including any Tranche) of Notes, the following shall be established at the Company's discretion either by or pursuant to a Board Resolution or by one or more indentures supplemental hereto:

                         (1) the title of the Notes of the Series (which title shall distinguish the Notes of the Series from the Notes of any other Series and from any other securities issued by the Company);

                         (2) any limit upon the aggregate principal amount of the Notes of the Series (or any limit upon the total aggregate principal amount of more than one specified Series) which may be authenticated and delivered under this Indenture (which limit shall not pertain to Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Section 2.8, 2.9, 2.12, 3.6 or 9.5);

                         (3) the date or dates on which the Principal of the Notes of the Series is payable;

                         (4) the rate or rates, which may be fixed or variable, at which the Notes of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Notes, the record date for the interest payable on any interest payment date;

                         (5)   the Collateral that secures Notes of the Series;

                         (6) the place or places where the Principal of and interest, if any, and additional amounts, if any, on Notes of the Series shall be payable (if other than Place of Payment);

                         (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the Series may be redeemed, in whole or in part, if at all;

                         (8) the obligation, if any, of the Company to redeem or purchase Notes of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                         (9) if in other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars, any Foreign Currency or ECU, in which Notes of the Series shall be issuable;

                         (10) if other than the principal amount thereof, the portion of the principal amount of Notes of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 or provable in bankruptcy pursuant to Section 6.3;

                         (11) whether Notes of the Series shall be issuable as Registered Notes or Unregistered Notes (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Notes and whether, and the terms upon which, Unregistered Notes of a Series may be exchanged for Registered Notes of the same Series and vice versa;

                         (12) whether and under what circumstances Notes of the Series shall be convertible into, or exchangeable for, Notes of any other Series or any other securities of the Company or any Affiliate of the Company;

                         (13) whether Notes of the Series are issuable as, or exchangeable for, one or more Global Securities and, in such case, whether interests in such Global Security or Global Securities shall be exchangeable for definitive Notes, and the identity of the Depositary with respect to such Series;

                         (14) whether and under what circumstances the Company will pay additional amounts on the Notes of that Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Notes rather than pay such additional amounts;

                         (15) the form of the Notes (or forms thereof if Unregistered and Registered Notes shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any coupons or Temporary Global Security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Notes;

                         (16) the monies or currency units in which payments of interest or Principal are payable with respect to the Notes;

                         (17) whether Notes of the Series are issuable in Tranches;

                         (18) whether the principal amount of the Notes of the Series payable at maturity is to be determined by the relationship between a denominated currency and another currency; and

                         (19) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Notes of that Series.

           (b) If the terms and form or forms of any Series of Notes are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee prior to the issuance of such Series together with (1) the form or forms of Notes which have been approved attached thereto, or (2) if such Board Resolution authorizes a specific Officer or Officers to approve the terms and form or forms of the Notes, a certificate of such Officer or Officers approving the terms and form or forms of Notes with such form or forms of Notes attached thereto.

SECTION 2.3. Execution, Authentication and Delivery.

         (a) Notes shall be executed on behalf of the Company by its President or a Vice-President, and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. The Company's seal shall be reproduced on the Notes and may, but need not, be attested. The coupons of Unregistered Notes shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

         (b) If an Officer, an Assistant Treasurer or an Assistant Secretary whose signature is on a Note or coupon no longer holds that office at the time the Note is authenticated, the Note or coupon shall be valid and binding nevertheless.

         (c) A Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent and no coupon shall be valid until the Note to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Each Unregistered Note shall be dated as provided in connection with the establishment of the Series thereof or, if no such date is so specified, the date of its original issuance and each Registered Note shall be dated the date of its authentication.

         (d) The Trustee shall at any time, and from time to time, authenticate and deliver Notes of any Series executed and delivered by the Company for original issue, upon receipt by the Trustee of (i) a Company Order for the authentication and delivery of such Notes, (ii) if the terms and form or forms of the Notes of such Series have been established by or pursuant to a Board Resolution as permitted by Section 2.2, a copy of such Board Resolution and any certificate that may be required pursuant to Section 2.2(b) and (iii) an Opinion of Counsel stating:

                  (1) if the form of such Notes has been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;

                  (2) if the terms of such Notes have been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such terms have been established in conformity with the provisions of this Indenture; and

                  (3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.3(d) (i),
(ii) and (iii) with respect to any Tranche of such Series, the Trustee shall authenticate and deliver Notes of such Series executed and delivered by the Company for original issue upon receipt by the Trustee of the applicable Company Notice.

         Notwithstanding the foregoing, until the Company has delivered an Officers' Certificate to the Trustee and the Registrar stating that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Notes, (i) delivery of Unregistered Notes will be made only outside the United States and (ii) Unregistered Notes will be released in definitive form, whether in the form of a Global Security or otherwise, to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company in such Officers' Certificate.

         (e) The aggregate Principal amount of Notes of any Series outstanding at any time may not exceed any limit upon the maximum Principal amount for such Series set forth in the Board Resolution (or certificate of an Officer or Officers) or supplemental indenture pursuant to Section 2.2.

         (f) At any time the Trustee may appoint an Authenticating Agent or Agents with respect to one or more Series of Notes which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes of such Series, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

      The Company agrees to pay to each Authenticating Agent from time to time (unless such Authenticating Agent shall otherwise agree) reasonable compensation for its services under this Section.

SECTION 2.4. Registrar and Paying Agent.

         The Company may maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where, unless otherwise restricted by the provisions of Section 2.15, Registered Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.5(c) and 2.8(b)) Notes may be presented for payment or, in the case of Unregistered Notes, for exchange ("Paying Agent"). With respect to any Series of Notes issued in whole or in part as Unregistered Notes, the Company shall maintain one or more Paying Agents located outside the United States and shall maintain such Paying Agents for a period of two years after the Principal of such Unregistered Notes has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company shall maintain a Paying Agent outside the United States to which the Unregistered Notes or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Notes issued in whole or in part as Registered Notes and to their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Notes and the Company may terminate the appointment of any co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.5. Currency and Manner of Payments in Respect of Notes.

         (a) With respect to Notes denominated in Dollars or Foreign Currency and with respect to Registered Notes denominated in ECU with respect to which the Holders of such Notes have not made the election provided for in paragraph
(b) below, the following payment provisions shall apply:

               (1) Except as provided in subparagraph (a) (2) below, in paragraphs (e) and (j) below, in the applicable Company Notice, if any, or in the form or forms of any Series of Note, payment of the Principal of any Note will be made at the Place of Payment by delivery of a check in the currency in which the Note is denominated on the payment date against surrender of such Note, and any interest on any Note which is a Registered Note will be paid at the Place of Payment by mailing a check in the currency in which the Notes were issued to the Person entitled thereto at the address of such Person appearing on the Note register. Unless otherwise provided in the Board Resolution establishing a Series or in the applicable Company Notice, if any, interest on any Note which is an

         Unregistered Note will be paid in the currency in which the Notes were issued in accordance with the provisions of subparagraph (c) below.

                  (2) Payment of the Principal of and interest on such Note may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

         (b) With respect to Registered Notes denominated in ECU, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

                  (1) The Board of Directors may provide that with respect to any Series of such Notes that Holders shall have the option to receive payments of Principal of and interest on such Note in any of the currencies which may be designated for such election in such Note by delivering to the Trustee and the Company a written election, to be in form and substance satisfactory to the Trustee and the Company, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Note with respect to which notice of redemption has been given by the Company pursuant to Article Three). Any Holder of any such Note who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in ECU as provided in paragraph (a) of this Section 2.5. Payment of Principal shall be made on the payment date against surrender of such Notes. Payment of Principal and interest shall be made at the Place of Payment by mailing at such location a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Note register.

                  (2) Payment of the Principal of and interest on such Note may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company.

         (c) To the extent provided in the Notes of a Series, (i) interest, if any, on Unregistered Notes shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986 as it may be amended from time to time), if any, on Unregistered Notes shall be paid only against presentation and surrender of such Notes, in either case at the office of a Paying Agent located outside of the United States, unless the Company shall have otherwise instructed the Trustee in writing and only in the currency in which the Note is denominated (except as provided in paragraph (e) below). Principal of Unregistered Notes shall be paid only against presentation and surrender thereof as provided in the Notes of a Series and only in the currency in which the Note is denominated (except as provided in paragraph (e) below, the Board Resolution establishing such Series, or the applicable Company Notice, if any). If at the time a payment of Principal or interest, if any, or original issue discount, if any, on an Unregistered Note or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in Dollars or Foreign Currency, then the Company may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Unregistered Note to be treated as a "registration-required obligation" under United States tax law and regulations.

         (d) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying the aggregate amounts of Principal of and interest on the Notes to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Notes and the currencies or currency units in which such payments are to be made. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the eighth Business Day following each record date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Notes denominated in ECU who have elected payment in such currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Official ECU Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

         (e) If the Foreign Currency in which any payments of Principal or interest are to be made ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, then with respect to each date for the payment of Principal of and interest on the applicable Notes occurring after the last date on which the Foreign Currency or ECU was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Notes with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of ECU, the Dollar Equivalent of the ECU as determined by the Trustee as of the record date (the "Valuation Date") in the manner provided in paragraphs (g) or (h) below.

         (f) If the Holder of a Registered Note with respect to which payments of Principal or interest are to be made in ECU elects payment in a specified Foreign Currency as provided for by paragraph (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall receive payment in ECU, and if ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, such Holder shall receive payment in Dollars.

         (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Bank of Montreal--Foreign Exchange Desk as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

         (h) The "Dollar Equivalent of the ECU" shall be determined by the Bank of Montreal--Foreign Exchange Desk as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

         (i) For purposes of this Section 2.5 the following terms shall have the following meanings:

         A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the ECU.

         A "Specified Amount" of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the ECU on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

         "Market Exchange Rate" shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as quoted by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies for which an Exchange Rate is required, the Bank of Montreal--Foreign Exchange Desk shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

         All decisions and determinations of the Bank of Montreal-Foreign Exchange Desk regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the ECU and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Notes. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders).

         The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and shall not otherwise have any duty or obligation to determine such information independently.

         (j) Principal and interest payable on a Note represented by an interest in a Temporary Global Security pursuant to Section 2.16 will not be paid until the Holder thereof exchanges the appropriate portion of such Temporary Global Security for an interest in the Permanent Global Security except as provided in the next paragraph.

         Interest, if any, payable on a Note represented by a Temporary Global Security in respect of an interest payment date occurring prior to the Exchange Date will be paid to Euro-clear and CEDEL, as the case may be, with respect to that portion of such Temporary Global Security held for its account; provided, however, that no interest will be paid to Euroclear and CEDEL, as the case may be, until delivery by it to the Trustee of a certificate in form and substance acceptable to the Company, dated no earlier than such interest payment date. Such a certificate of Euro-clear or CEDEL, as the case may be, shall be based on certificates of their Account Holders in form and substance acceptable to the Company, and dated no earlier than 5 days prior to such interest payment date. The delivery to the Trustee by Euro-clear or CEDEL of any such certificate may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euro-clear or CEDEL, as the case may be, pursuant to the terms of this Indenture. Each of Euro-clear or CEDEL will in such circumstances credit the interest received by it in respect of such Note represented by such Temporary Global Security to the accounts of or for the beneficial owners thereof.

         The Permanent Global Securities will provide that interest, if any, payable in respect of any interest payment date will be paid to each of Euro-clear and CEDEL with respect to that portion of such Permanent Global Security held for its account. Each of Euro-clear and CEDEL will in such circumstances credit the interest received by it in respect of such Permanent Global Security to the accounts of or for the beneficial owners thereof.

         Interest, if any, will be payable in respect of Definitive Notes upon the presentation and surrender of the appropriate coupons appertaining thereto.

         (k) Notwithstanding anything contained herein to the contrary, any payment of principal of or interest on any Note may be made in the manner specified on the form of such Note.

SECTION 2.6. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Noteholders of any or all Series of Notes, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on such Series of Notes, and that the Paying Agent will notify the Trustee of any default by the Company in the making of any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a subsidiary thereof acts as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on any Series of Notes and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.7. Noteholder Lists; Ownership of Notes.

         (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of each such Series of Notes. If there are Unregistered Notes of any Series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Unregistered Notes only.

         (b) Ownership of Registered Notes of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Notes may be proved by the production of such Unregistered Notes or by a certificate or affidavit executed by the person holding such Unregistered Notes or by a depositary with whom such Unregistered Notes were deposited, if the certificate or affidavit is satisfactory to the Trustee. The Company, the Trustee and any agent of the Company may treat the bearer of any Unregistered Note or coupon and the person in whose name a Registered Note is registered as the absolute owner thereof for all purposes.

SECTION 2.8. Transfer and Exchange.

         (a) Where Registered Notes of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Notes of the same Series and date of maturity of other authorized denominations, the Registrar shall, unless otherwise restricted by the provisions of Section 2.15, register the transfer or make the exchange if its customary requirements for such transactions are met.

         (b) If both Registered and Unregistered Notes are authorized for a Series of Notes and the terms of such Notes permit, (i) Unregistered Notes may be exchanged for an equal principal amount of Registered or Unregistered Notes of the same Series and date of maturity in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Notes) of the Unregistered Note with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Notes for such exchange are met, and (ii) Registered Notes may be exchanged for an equal principal amount of Unregistered Notes of the same Series and date of maturity in any authorized denominations (except that any coupons appertaining to such Unregistered Notes which have matured and have been paid shall be detached) upon delivery to the Registrar of the Registered Notes and if all other requirements of the Registrar (or such Paying Agent) and such Notes for such exchange are met.

         Notwithstanding the foregoing, the exchange of Unregistered Notes for Registered Notes or Registered Notes for Unregistered Notes will be subject to the satisfaction of the provisions of United States laws and regulations in effect at the time of such exchange, and no exchange of Registered Notes for Unregistered Notes will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under such law or regulations.

         (c) To permit registrations of transfers and exchanges, the Trustee shall, unless otherwise restricted by the provisions of Section 2.15, authenticate Notes upon surrender of Notes for registration of transfer or for exchange as provided in this Section. The Company will make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.12, 3.6 or 9.5.

         (d) Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Notes of any Series for the period of 15 days immediately preceding the selection of any such Notes to be redeemed and ending at the close of business on the first publication of the relevant notice of redemption, or (ii) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

         (e) Notwithstanding the foregoing, no Notes of one Tranche may be transferred or exchanged for Notes of any other Tranche.

         (f) Unregistered Notes or any coupons appertaining thereto shall be transferable by delivery.

SECTION 2.9. Replacement Notes.

         (a) If a mutilated Note or a Note with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Note, if such surrendered Note was a Registered Note, or a replacement Unregistered Note with coupons corresponding to the coupons appertaining to the surrendered Note, if such surrendered Note was an Unregistered Note, of the same Series and date of maturity, if the Trustee's requirements are met.

         (b) If the Holder of a Note claims that the Note or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Registered Note, if such Holder's claim pertains to a Registered Note, or a replacement Unregistered Note with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Note or the Unregistered Note to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Note, of the same Series and date of maturity, if the Trustee's requirements are met; provided, however, that the Holder shall furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof, and that the Trustee or the Company may require any such Holder to provide to the Trustee or the Company Note or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the party requesting a replacement Note for its expenses in replacing a Note.

         (c) In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company such Note or indemnity as it may require to save it harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Note and of the ownership thereof.

         (d)   Every substituted Note issued pursuant to the provisions of this
Section 2.9 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall at any time be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued under this Indenture. All Notes shall be held and owned upon the express condition that (to the extent lawful) the foregoing provisions shall be exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         (e) Notwithstanding the foregoing, a Note of one Tranche may not be replaced with a Note of any other Tranche.

SECTION 2.10. Outstanding Notes.

         (a) Notes outstanding at any time are all Notes authenticated and delivered by the Trustee in accordance with the provisions of this Indenture, except:

               (i) Those cancelled by the Trustee and those delivered to it for cancellation;

               (ii) Notes which have been paid pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide Holders in due course; and

               (iii) Notes or portions thereof for whose payment, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (as defined in Section 2.4) (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         (b) A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

         (c) In determining whether the Holders of the requisite principal amount of outstanding Notes of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2 or 6.3 and the principal amount of any Notes denominated in a Foreign Currency or ECU that shall be deemed to be outstanding for such purposes shall be determined by converting the Specified Foreign Currency or the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate as of the date of such determination.

SECTION 2.11. Notes Held by the Company or an Affiliate.

         In determining whether the Holders of the requisite principal amount of Notes of any Series have concurred in any direction, waiver or consent, Notes of such Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such Series which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12. Temporary Notes.

         (a) Until definitive Registered Notes of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Notes of such Series. Temporary Registered Notes of any Series shall be substantially in the form of definitive Registered Notes of such Series but may have variations that the Company considers appropriate for temporary Notes. Every temporary Registered Note shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Note. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Notes of the same Series and date of maturity in exchange for temporary Registered Notes.

         (b) Until definitive Unregistered Notes of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Notes, which may have coupons attached or which may be in the form of a single temporary global Unregistered Note of that Series without coupons. The temporary Unregistered Note or Notes of any Series shall be substantially in the form approved by or pursuant to a Board Resolution or one or more Indentures supplemental hereto and shall be delivered to one of the Paying Agents located outside the United States or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution. The temporary Unregistered Note or Notes of a Series shall be executed by the Company and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Note of such Series, except as provided herein or therein. A temporary Unregistered Note or Notes shall be exchangeable for definitive Unregistered Notes (which may be Global Securities), at the time and on the conditions, if any, specified in the temporary Note.

         Upon any exchange of a part of a temporary Unregistered Note of a Series for definitive Unregistered Notes of such Series, the temporary Unregistered Note shall be endorsed by the Trustee or Paying Agent to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of definitive Unregistered Notes of such Series so exchanged and endorsed.

SECTION 2.13. Cancellation.

         The Company at any time may deliver Notes and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes and coupons surrendered to them, for registration of transfer, for exchange or payment or for credit against any payment in respect of a sinking or analogous fund. The Trustee shall cancel all Notes and coupons surrendered for registration of transfer, or for exchange, payment or cancellation and may dispose of cancelled Notes and coupons as the Company directs; provided, however, that any Unregistered Notes of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Notes of such Series. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

SECTION 2.14. Defaulted Interest.

         If the Company defaults on a payment of interest on a Series of Notes, it shall pay the defaulted interest as provided in such Notes or in any lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed and acceptable to the Trustee. With respect to any Registered Notes, the Trustee may pay defaulted interest, plus any interest payable on the defaulted interest, to the Holders of such Registered Notes on a subsequent special record date. The Company shall fix the record date and the payment date. At least 15 days before the record date, the Company shall mail to such Holders a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.15. Notes Issuable in the Form of a Global Security.

         (a) If the Company shall establish pursuant to Section 2.2 that the Notes of a particular Series are to be issued as one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section
2.3 and the Company Order delivered to the Trustee thereunder, authenticate and deliver one or more Global Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Notes of such Series, (ii) shall be registered in the name of the Depositary for such Global Security or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and
(iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.15 of the Indenture, this security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

         (b)   Notwithstanding any other provision of this Section 2.15 or of
Section 2.4, unless and until it is exchanged in whole or in part for Notes in definitive form, the Global Security of a Series may be transferred, in whole but not in part and in the manner provided in Section 2.4, to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary for a Series of Notes notifies the Company that it is unwilling or unable to continue as Depositary for such Series or if at any time the Depositary for such Series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section
2.15 shall no longer be applicable to the Note of such Series and the Company will execute, and the Trustee will authenticate and deliver, Notes of such Series in definitive registered form without coupons, or in definitive bearer form with coupons, as applicable, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such Series in exchange for such Global Security. In addition, the Company may at any time determine that some or all of the Notes of any Series shall no longer be represented by a Global Security. In such event, the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Notes of such Series in definitive form, in authorized denominations, to (i) the Person specified by such Depositary equal to and in exchange for such Person's beneficial interest in the Global Security and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of definitive Notes delivered to Holders thereof, or interests in applicable portions thereof. Upon the exchange of the Global Security for all such Notes in definitive form, in authorized denominations, the surrendered Global Security shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Security or portion thereof pursuant to this Section 2.15(c) shall be issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered. Notes in definitive bearer form shall be issued in exchange for the Global Security or portion thereof in the manner provided for the issuance of Unregistered Notes in Section 2.12(b) above.

SECTION 2.16. Unregistered Notes Represented by Global Security.

         (a) Unless otherwise specified by the applicable Company Order, the Notes of any Series issued as Unregistered Notes will initially be represented by one or more temporary global Securities, without interest coupons (each, a "Temporary Global Security"). Upon receipt of a Company Order with respect to a Series of Notes, the Trustee, in accordance with such Company Order, shall (1) insert on the face of the Temporary Global Security for such Series (a) the principal amount, (b) the issue date, (c) the maturity date, (d) the interest rate or the method of determining such rate, and (e) any other terms required by the form of the Note of such Series to be inserted, as specified in the Company Order, (2) manually authenticate such Temporary Global Security and (3) deliver such Temporary Global Security to the Depositary designated by the Company pursuant to either Sections 2.2 or 2.15.

         (b) On or after the date which is 45 days after the issue date of a Temporary Global Security (the "Exchange Date"), the Notes represented by such Temporary Global Security may be exchanged for Notes to be represented thereafter by a single permanent global Security, without interest coupons (a "Permanent Global Security"), provided, however, that no Note represented by a Temporary Global Security shall be exchanged for a Note represented by a Permanent Global Security unless the Trustee shall have received a certificate (a "Final Certificate"), in form and substance reasonably satisfactory to the Company, signed by Euro-clear or CEDEL, as the case may be, in respect of such security. On or after the Exchange Date and upon receipt of the Final Certificate in respect of a security, dated no earlier than such Exchange Date, the Trustee shall (1) endorse the Temporary Global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Note, (2) insert on the face of the Permanent Global Security for such Series
(a) the principal amount, (b) the issue date, (c) the maturity date, (d) the interest rate or method of determining such rate, and (e) any other terms required by the form of the Note of such Series to be inserted, as set forth on the face of the Temporary Global Security for such Series, (3) manually authenticate such Permanent Global Security and (4) deliver such Permanent Global Security to the Depositary to be held outside the United States for the accounts of Euro-clear and CEDEL, for credit to the respective accounts at Euro-clear and CEDEL designated by or on behalf of the beneficial owner of such Note. Final Certificates of Euro-clear or CEDEL, as the case may be, shall be based on certificates of the account holders listed in the records of Euro-clear or CEDEL, as the case may be, as being entitled to all or any portion of the applicable Temporary Global Security (as to each, its "Account Holder"). An Account Holder of Euro-clear or CEDEL, as the case may be, desiring to effect the exchange of an interest in a Temporary Global Security for an interest in a Permanent Global Security shall instruct Euro-clear or CEDEL, as the case may be, to request such exchange on its behalf and shall deliver to Euro-clear or CEDEL, as the case may be, a certificate in form and substance reasonably satisfactory to Euro-clear or CEDEL, as applicable, and dated no earlier than 10 days prior to the Exchange Date. Until so exchanged, Temporary Global Securities shall in all respects be entitled to the same benefits under this Indenture as Permanent Global Securities of the same Series authenticated and delivered hereunder, except as to payment of interest, if any.

         (c) The delivery to the Trustee by Euro-clear or CEDEL of any Final Certificate referred to above may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euro-clear or to CEDEL, as the case may be, pursuant to the terms of this Indenture.

         (d) At any time, upon 30 days' notice to the Trustee by Euro-clear or CEDEL, as the case may be, acting at the request of or on behalf of the beneficial owner, a Note represented by a Permanent Global Security may be exchanged for a definitive Note or Notes (each a "Definitive Note"). On the thirtieth day following receipt by the Trustee of such notice with respect to a Note, or, if such day is not a Business Day, the next succeeding Business Day, the Trustee shall (1) endorse the applicable Permanent Global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Note, (2) cause the terms of such Note and coupons, if any, to be entered on a Definitive Note, (3) manually authenticate such

Definitive Note, and (4) deliver such Definitive Note outside the United States to Euro-clear or CEDEL, as the case may be, for or on behalf of the beneficial owner thereof.

         (e) Any exchange of a portion of a Temporary Global Security for a portion of a Permanent Global Security or of a portion of a Permanent Global Security for a Definitive Note with coupons, if any, shall be made at the Company's expense and without any charge therefor to the Holder or beneficial owner of such Note; provided, however, that a person accepting the delivery of Definitive Notes with coupons, if any, must bear the risk and cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Notes with coupons, if any, in person at the London office of the Trustee, if any, or at the London office of any Paying Agent. Until so exchanged, Temporary Global Securities and Permanent Global Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of the same Series authenticated and delivered hereunder.

         (f) The provisions of this Section are subject to any restrictions or limitations on the issuance and delivery of Notes of any Series that may be established pursuant to Section 2.2 (including any provision that Notes of such Series initially issued in the form of a Temporary Global Security to be delivered outside the United States and the procedures pursuant to which a Permanent Global Security or Definitive Notes of such Series would be issued in exchange for a Temporary Global Security.)

         (g) If the form or terms of the Notes of a Series have been established in or pursuant to one or more Board Resolutions as permitted by
Section 2.2, in authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

                  (i) if the form of such Notes and coupons, if any, appertaining thereto has been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;

                  (ii) if the terms of such Notes and coupons, if any, appertaining thereto have been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such terms have been established in conformity with the provisions of this Indenture; and

                  (iii) that such Notes and coupons, if any, appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issuance of such Notes pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.


                                  ARTICLE THREE

                      REDEMPTION OF NOTES AND SINKING FUNDS

SECTION 3.1. Notice to Trustee.

         The Company may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or any part thereof, or may covenant to redeem and pay the Series of Notes or any part thereof, before maturity at such time and on such terms as provided for in such Notes. If a Series of Notes is redeemable and the Company wants or is obligated to redeem all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee of the redemption date and the principal amount of the Series of Notes to be redeemed. The Company shall give such notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.2. Selection of Notes to be Redeemed.

         If less than all the Notes of a Series are to be redeemed, the Trustee, not more than 60 days prior to the redemption date, shall select the Notes of the Series to be redeemed in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Notes of the Series that are outstanding and that have not previously been called for redemption. Notes of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Notes of any Series issuable in other denominations pursuant to Section 2.2 (a) (8), in amounts equal to the minimum principal denomination for each such Series and integral multiples thereof. Provisions of this Indenture that apply to Notes of a Series called for redemption also apply to portions of Notes of that Series called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

SECTION 3.3. Notice of Redemption.

         (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Notes that are to be redeemed.

         (b) If Unregistered Notes are to be redeemed, the Company shall cause notice of redemption to be published in an Authorized Newspaper in each of The City of New York, London and, if such Notes to be redeemed are listed on The Luxembourg Stock Exchange, Luxembourg once in each of four successive calendar weeks, the first publication to be not less than 30 nor more than 60 days before the redemption date.

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





         (c) All notices shall identify the Series of Notes to be redeemed and shall state:

               (1)   the redemption date;

               (2)   the redemption price;

               (3) if less than all the outstanding Notes of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

               (4) in case any Note is to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon presentation and surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

               (5)    the name and address of the Paying Agent;

               (6) that Notes of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price;

               (7) that interest on Notes of the Series called for redemption ceases to accrue on and after the redemption date;

               (8) whether such redemption is pursuant to the mandatory or optional sinking fund, or both; and

               (9)    the CUSIP Number, if applicable.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.4. Effect of Notice of Redemption.

         Once notice of redemption is mailed or published, Notes of a Series called for redemption become due and payable on the redemption date, and unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date, interest on the Notes or portions of the Notes so called for redemption shall cease to accrue on and after said date. Upon surrender to the Paying Agent of such Notes together with all unmatured coupons, if any, appertaining thereto, such Notes shall be paid at the redemption price plus interest accrued to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Notes, to the bearers of the coupons for such interest upon surrender thereof, and, in the case of Registered Notes, to the Holders of such Notes of record at the close of business on the relevant record dates.

SECTION 3.5. Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with, or at the direction of, the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Notes to be redeemed on that date, in the currencies or currency units in which such redemption price shall be payable.

SECTION 3.6. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Note a new Note or Notes of the same Series, in the same form and the same maturity in authorized denominations equal in aggregate Principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7. Notes Acquired by the Company.

         If the Company shall acquire any of the Notes or coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness or rights represented by such Notes or coupons unless and until the same are delivered or surrendered to the Trustee for cancellation.

SECTION 3.8. Mandatory and Optional Sinking Funds.

         The minimum amount of any sinking fund payment provided for by the terms of any Series of Notes is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of any Series of Notes is herein referred to as an "optional sinking fund payment." The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date."

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Notes in cash, the Company may at its option (a) deliver to the Trustee Notes of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Notes of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.13, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Notes of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Notes so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Notes.

         On or before the sixtieth day next preceding each sinking fund payment date for any Series, the Company will deliver to the Trustee an Officers' Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Notes of such Series, (b) stating that none of the Notes of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Notes of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.13 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Notes specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Notes of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Notes of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Notes of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in
Section 3.2, for redemption on such sinking fund payment date a sufficient principal amount of Notes of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Notes of such Series (or portions thereof) so selected. Notes of any Series which are (a) owned by the Company or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, as shown by the Note register, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (b) identified in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Notes of such Series eligible for selection for redemption. The Trustee, in the name and at the expense of the

Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Notes of such Series to be given in substantially the manner provided in Section 3.3 (and with the effect provided in Section 3.4) for the redemption of Notes of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Notes of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Notes of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Notes of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Notes of such Series at maturity.

         At least one Business Day before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Notes to be redeemed on the next following sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Notes of a Series with sinking fund moneys or mail any notice of redemption of Notes for such Series by operation of the sinking fund during the continuance of a Default in payment of interest on such Notes or of any Event of Default except that, where the mailing of notice of redemption of any Notes shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Notes, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into such sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article Six and held for the payment of all such Notes. In case such Event of Default shall have been waived as provided in Section 6.4 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Notes.


                                  ARTICLE FOUR

                                   COLLATERAL

SECTION 4.1.  Additional and Substituted Equipment Subject to this Indenture.

         In the event that the Company shall, as provided in Section 4.4, cause to be transferred to the Trustee other Equipment or cash in addition to or in substitution for any of the Equipment specifically described in or subjected to a supplemental Indenture, such other Equipment or cash shall be included as part of the Collateral by supplement to such supplemental Indenture to be executed by the Trustee and the Company in accordance with this Indenture and shall be subject to all the terms and conditions of this Indenture and such supplemental Indenture in all respects as though it had been part of the Equipment specifically described in such supplemental Indenture.

SECTION 4.2.  Termination of Note.

         After all payments which are required to be made on any Series of Notes have been completed and fully made by the Company, (1) any moneys that constitute Collateral for such Series of Notes remaining in the hands of the Trustee after providing for all outstanding Notes of such Series and after paying the expenses of the Trustee, including its reasonable compensation, shall be paid to the Company and (2) the Trustee shall execute for record in public offices, at the expense of the Company, such instrument or instruments in writing as reasonably shall be requested by the Company in order to make clear upon public records the release of the Equipment from the security interest granted under the supplemental Indenture relating to such Series, under the laws of any jurisdiction.

SECTION 4.3.  Indemnity.

         The Company covenants and agrees to indemnify the Trustee against any and all claims arising out of or connected with the use of any of the Equipment, and particularly against any and all claims arising out of the use of any patented inventions in and about the Equipment, and to comply in all respects with the laws of the United States of America and of all the states and other jurisdictions in which the Equipment, or any unit thereof, may be operated, and with all lawful acts, rules, regulations and orders of any commissions, boards and other legislative, executive, administrative or judicial bodies or officers having power to regulate or supervise any of the Equipment, including without limitation all lawful acts, rules, regulations and orders of any body having competent jurisdiction relating to automatic coupler devices or attachments, air brakes or other appliances; provided, however, that the Company may in good faith contest the validity of any such law, act, rule, regulation or order, or the application thereof to the Equipment or any part thereof, in any manner which will not in the judgment of the Trustee endanger the rights or interests of the Trustee or of the holders of the Notes. The Company shall not be relieved from any of its obligations hereunder by reason of the assertion or enforcement of any such claims or the commencement or prosecution of any litigation in respect thereof. The Company's obligation to indemnify the Trustee under this
Section 4.3 shall survive the termination of this Agreement.

SECTION 4.4.  Substitution and Replacement of Collateral.

         Upon Request, the Trustee shall, at any time and from time to time, execute and deliver a release of all the right and interest of the Trustee in and to any of the Units of Collateral as provided herein; provided, however, that, at the option of the Company, (a) there shall be paid to the Trustee cash in an amount not less than the Value, as of the date of such Request, of the Units of Collateral to be released by the Trustee or (b) there shall be conveyed to the Trustee, at the time of release of any Units of Collateral, other Units of Equipment and of a Value not less than the Value, as of the date of such Request, of the Units of Collateral to be released.

         At the time of delivery of any Request pursuant to the first paragraph of this Section 4.4, the Company shall, if other Equipment is to be conveyed to the Trustee in substitution for the Collateral to be released by the Trustee, deliver to the Trustee the following papers:

                  (a) an Officers' Certificate stating (i) the Value, as of the date of said Request, of the Collateral so to be released by the Trustee and the date such Collateral was first put into use (or that such Collateral was first put into use not later than a specified date), (ii) that the requested release by the Trustee will not impair the security under this Indenture in contravention of the provisions hereof, (iii) the Value of such substituted Equipment as of such date and the date such substituted Equipment was first put into use (or that such substituted Equipment was first put into use not earlier than a specified date), (iv) that each such unit so to be substituted is Equipment as herein defined and (v) that the Company is not in Default;

                  (b) an Opinion of Counsel to the effect that a proper supplement hereto in respect of each substituted unit of Collateral has been duly executed by the Trustee and the Company as required by
         Section 10.1 and to the effect set forth in the second paragraph of
         Section 5.7; and

                  (c) if the Cost of the Collateral to be released by the Trustee, less 1/20th of such Cost for each full year elapsed between the date such Collateral was first put into use (as previously so certified) and the date as of which the Value thereof is to be determined hereunder, plus the Cost of all other Collateral with respect to a particular Series of Notes so released within the prior twelve months, less 1/20th of such Cost for each full year elapsed between the date such other Collateral was first put into use (as previously so certified) and the date as of which the Value thereof was determined is more than 10% of the principal amount of the Notes of the affected Series then outstanding, a certificate by an Independent Engineer stating, as of the date of said Request, both the Value of the Collateral so to be released by the Trustee and the Value of such substituted Collateral.

         At the time of delivery of any Request pursuant to the first paragraph of this Section 4.4, the Company shall, if cash is to be paid to the Trustee in respect of the Collateral to be released by the Trustee, deliver to the Trustee an Officers' Certificate stating to the effect set forth in clauses (i), (ii) and (vi) of subparagraph (1) of the second paragraph of this Section.

         Cash deposited with the Trustee pursuant to this Section or Section 4.5 shall, from time to time, be paid over by the Trustee to the Company upon Request, against granting to the Trustee of a security interest hereunder in Units of Equipment having a Value, as of the date of said Request, not less than the amount of cash so paid, and upon delivery to the Trustee of papers corresponding to those set forth in the second paragraph of this Section 4.4, with such appropriate modifications as may be approved by the Trustee.

SECTION 4.5.  Maintenance of Collateral; Casualty Occurrences.

         The Company agrees that it will maintain and keep all the Collateral in good order and proper repair at its own cost and expense, unless and until it becomes worn out, unsuitable for use or lost or destroyed (such occurrences being hereinafter called "Casualty Occurrences"). Whenever any of the Collateral shall suffer a Casualty Occurrence, the Company shall on or before the next following May 15, deliver to the Trustee an Engineer's Certificate describing such Collateral and stating the Value thereof as of the date such Collateral suffered such Casualty Occurrence. When the total Value of all Units of Collateral securing a particular Series of Notes having suffered a Casualty Occurrence (exclusive of Units having suffered a Casualty Occurrence in respect of which a payment shall have been made to the Trustee pursuant to this Section) shall exceed U.S. $750,000 or 1% of the principal amount of the Notes of such Series then outstanding, whichever is less, the Company, within 30 days after it shall have been informed of such event, shall deliver to the Trustee an Engineer's Certificate describing such Collateral and stating the Value thereof as of the date such Collateral suffered such Casualty Occurrence and either (i) deposit with the Trustee an amount in cash equal to the Value of such Units as of the date of the Casualty Occurrence in respect thereof or (ii) convey to the Trustee, in accordance with the procedures and requirements of Section 4.4, Units of Equipment with a Value, as of the date of such conveyance, not less than the Value of the Units suffering such Casualty Occurrence(s), as of the date of the Casualty Occurrence in respect thereof, which cash or Units of Equipment shall become Collateral for the affected Series of Notes. The rights and remedies of the Trustee to enforce its security interest hereunder shall not be affected by reason of any Casualty Occurrence. Cash deposited with the Trustee pursuant to this Section shall be held and applied as provided in the fourth paragraph of Section 4.4.

         Upon the deposit of cash with the Trustee pursuant to this Section 4.5, the Trustee shall execute and deliver a release in the form reasonably requested by the Company releasing to the Company all the right, title and interest of the Trustee in and to the Units of Equipment which has suffered a Casualty Occurrence and in respect of which such deposit is made.

         The Company agrees to furnish to the Trustee on or before May 15 in every calendar year commencing May 15 of the year following the year in which any Notes are first issued under this Indenture, and during the continuance of the security interest granted under any supplemental Indenture, an Officers' Certificate, dated as of the preceding February 14, (1) stating the description and numbers of all Units of Collateral that may have suffered a Casualty Occurrence or which have been withdrawn from use pending major repairs (other than running repairs) since the date of the last preceding statement (or the date of the first supplemental Indenture granting a security interest in any Collateral in the case of the first such statement), (2) that no Event of Default has occurred and is continuing, (3) that, in the opinion of the signers, the Company is in compliance with all of the terms of this Indenture and (4) covering such other matters as the Trustee may reasonably request.

         The Trustee, by its agents, shall have the right at any reasonable time (which may be more frequent than once in each calendar year), but shall be under no duty, to inspect the Collateral at the then existing locations thereof.

SECTION 4.6.  Possession of Collateral.

         Except as provided in this Section 4.6, without first obtaining the written consent of the Trustee, the Company will not (a) assign or transfer its rights hereunder, (b) transfer the Collateral or any part thereof or (c) part with the possession of, or suffer or allow to pass out of its possession and control, any of the Collateral. An assignment or transfer to any Person which shall acquire all or substantially all the property of the Company (by merger, consolidation or otherwise) and which, by execution of an appropriate instrument satisfactory to the Trustee, shall assume and agree to perform each and all the obligations and covenants of the Company hereunder shall not be deemed a breach of this covenant, and such assignment, transfer or assumption shall have the effect of releasing the Company from its obligations hereunder. The appointment of a receiver or receivers in equity or reorganization or a trustee or trustees in bankruptcy or reorganization for the Company or for its property shall not be deemed an unauthorized assignment if, prior to any action by the Trustee to exercise the remedies herein provided, such receiver or receivers or trustee or trustees shall, pursuant to court order or decree, in writing duly assume and agree to pay or perform each and all of the obligations and covenants of the Company hereunder, in such manner that such obligations shall have the same status as obligations incurred by such receiver or receivers or trustee or trustees.

         Notwithstanding the foregoing, so long as the Company shall not be in Default, the Company and any of its Affiliates shall be entitled to the possession and use of the Collateral in accordance with the terms hereof, and the Company or such Affiliates may also (a) furnish the Collateral or any part thereof to railroad companies for use upon the lines of railroad owned or operated by them or over which they have trackage rights and upon connecting and other railroads in the usual interchange of traffic, or to other than railroad companies for use in their business, and (b) lease or contract to others located in the United States, Canada and Mexico, all or any part of the Collateral, but only, in either case, upon and subject to all the terms and conditions of this Agreement.

         Any such lease or contract may provide that the party acquiring the use of Units of the Collateral, so long as it shall not be in default under such lease or contract, shall be entitled, subject to the rights of the Trustee hereunder, to the possession of such Units and the use thereof and may provide for lettering or marking upon such Equipment for convenience of identification of the leasehold interest of such sublessee therein. Every such lease or contract shall contain provisions which have the effect of subjecting the rights of the party acquiring the use of Units of the Collateral under such lease or contract to the rights and remedies of the Trustee in respect of such Units.

         The Trustee shall have the right to declare an Event of Default hereunder in case of any unauthorized assignment or transfer of the Company's rights hereunder or in case of any unauthorized transfer or lease of any of the Collateral.

SECTION 4.7.  Marking of Collateral.

         The Company shall not change, or permit to be changed, the numbers of any of the Collateral at any time covered by any supplemental Indenture (or any numbers which may have been substituted as herein provided) except in accordance with a statement of new numbers to be substituted therefor which previously shall have been filed with the Trustee by the Company and which shall be filed and recorded in like manner as this Indenture and such supplemental Indenture.

         The Collateral may be lettered, in case of a lease of any equipment made pursuant to Section 4.6 hereof, in such manner as may be appropriate for convenience of identification of the leasehold interest therein; but the Company, during the continuance of the security interest provided for herein, will not allow any lettering or designation to be placed on any of the Collateral claiming ownership thereof by any person, firm, association or corporation other than the Company.

                                  ARTICLE FIVE

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 5.1.  Payment of Notes.

         The Company shall pay or cause to be paid the Principal of and interest on the Notes on the dates and in the manner provided herein and in the Notes. An installment of Principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue Principal of a Note of any Series at the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) borne by the Notes of that Series, and, to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

SECTION 5.2.  Reports by the Company.

         The Company covenants:

         (a) to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

         (c) to transmit by mail to all Holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 7.6, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.2 as may be required by rules and regulations prescribed from time to time by the SEC; and

         (d) to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. Such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 5.3.  Statement of Officers as to Default.

         The Company will deliver to the Trustee, on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof during which any Notes are outstanding, an Officers' Certificate stating that neither of the signers thereof has any knowledge after due investigation of the existence of any Event of Default, or any event which could with the passage of time or notice mature into an Event of Default, by the Company under this Indenture or stating that they have knowledge of the existence of such an event of which the signers have knowledge and the nature thereof.

SECTION 5.4.  Filing with Listing Agent.

         If Unregistered Notes of any Series are Outstanding, to file with the listing agent of the Company with respect to such series such documents and reports of the Company as may be required from time to time by the rules and regulations of any stock exchange on which such Unregistered Notes are listed.

SECTION 5.5.  Discharge of Liens.

         The Company agrees that it will pay and discharge, or make adequate provision for the payment or discharge of, any debt, tax, charge, assessment, obligation or claim which if unpaid might become a lien or charge upon or against any of the Collateral; ;but this provision shall not require the payment of any such debt, tax, charge, assessment, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings that do not materially endanger the rights or interests of the Trustee or of the holders of the Notes and the Company shall have furnished the Trustee with an Opinion of Counsel to such effect.

         If the Company does not forthwith pay and discharge, or cause to be paid and discharged, or make adequate provision for the satisfaction or discharge of, any such debt, tax, charge, assessment, obligation or claim as requirement by this Section 5.5, the Trustee may, but shall not be obligated to pay and discharge the same and any amounts so paid shall be secured by the under this Indenture until reimbursed by the Company.

         SECTION 5.6. Further Assurances.

         The Company agrees to do all such acts and execute all such instruments of further assurance as it shall be reasonably requested by the Trustee to do or execute for the purposes of fully carrying out and effectuating this Indenture and the indent hereof.

         SECTION 5.7.  Payment of Expenses; Recording.

         The Company agrees to pay the expenses incident to the preparation and execution of the Notes to be issued hereunder, or connected with the preparation, execution, recording and filing of this Indenture and of any instruments executed under the provisions hereof. The Company shall, promptly after the execution and delivery of this Indenture and each supplemental Indenture, respectively, cause this Agreement and such supplement Indenture, as the case may be, to be duly filed with the Surface Transportation Board of the department of Transportation in accordance with 49 U.S.C. ss.11301 and to be duly deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and shall provide for publication of notice of such deposit in The Canada Gazette in accordance with said Section 105. The Company will from time to time reregister, refile and rerecord this Indenture and each supplemental Indenture and do and perform any other act and will execute, acknowledge, deliver, file, register and record any and all further instruments required by the law of any jurisdiction in which use of the Equipment is permitted by Section 3.6 hereof or reasonably requested by the trustee for the purpose of property protection of the security interest of the Trustee and the rights of the holders of the Notes and of fully carrying out and effectuating this Indenture and the intent hereof; provided, however, that the Company shall not be required to take any such action of (1) such action is unduly burdensome and (2) after giving effect to the failure to take such action, the Company has taken all action required bylaw so as to protect the security interest of the Trustee to Units of Collateral securing each Series of Notes having a Value of not less than 90% of the aggregate Value of all Collateral securing such Series.

         Promptly after the execution and delivery of this Indenture and each supplemental Indenture, the Company shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, this Indenture or such supplemental Indenture, as the case may be, has been property recorded, filed and deposited in compliance with the preceding paragraph of this Section 5.7 and reciting the details of such action and no other filing or recordation or refiling or rerecordation or depositing or redepositing is necessary for the protection of the rights of the Trustee in the United States of America, any State thereof or the District of Columbia or Canada or any subdivision thereof. The Company shall furnish to the trustee, not later than May 15 in each year, commencing with the year following the year in which Notes are first issued under this Indenture, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, registering and depositing and rerecording, refiling, reregistering and redepositing of this Indenture and each supplemental Indenture as is necessary to comply with the preceding paragraph of this Section and reciting the details of such action or (ii) no such action is necessary for such purpose. In rendering any such opinion, such counsel may conclusively rely upon an Officers' Certificate as to the location of the Collateral.

                                  ARTICLE SIX

                                   SUCCESSOR

SECTION 6.1.  When Company May Merge, etc.

         The Company may not consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any Person unless (a) such Person is organized under the laws of the United States, any State thereof or the District of Columbia, (b) such Person assumes by supplemental indenture all the obligations of the Company under the Notes and any coupons appertaining thereto and under this Indenture, (c) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or conveyance, transfer or lease, as the case may be, and such supplemental indenture comply with this Section 6.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 6.2.  Successor Substituted.

         Upon any consolidation by the Company with, or merger by the Company into, any other Person, or any conveyance, transfer or lease to, any Person by the Company in accordance with Section 6.1. the successor formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company in this Indenture, and thereafter, except in the case of a conveyance by lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture.

                                  ARTICLE SEVEN

                              DEFAULTS AND REMEDIES

SECTION 7.1.  Events of Default.

         An "Event of Default" occurs with respect to the Notes of any Series if:

                  (1) the Company defaults in the payment of interest on any Note of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the Principal of any Note of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company defaults in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the Series of Notes;

                  (4) the Company shall make or suffer any unauthorized assignment or transfer of its rights hereunder (or under the supplemental Indenture under which the Notes of that Series have been issued) or shall make any unauthorized transfer or lease (including, for the purpose of this clause, contracts for the use thereof) of any of the Collateral securing the Notes of that Series, or, except as herein authorized, shall part with the possession of any of such Collateral, and shall fail or refuse either to cause such assignment or transfer or lease to be canceled by agreement of all parties having any interest herein and recover possession of such Collateral within 30 days after the Trustee shall have demanded in writing such cancellation and recovery of possession, or within said 30 days to deposit with the Trustee a sum in cash equal to the Value, as of the date of such unauthorized action, of such Collateral (any sum so deposited to be returned to the Company upon the cancellation of such assignment, transfer or lease and the recovery of possession by the company of such Collateral);

                  (5) the Company fails to comply with any of its other agreements with respect to the Notes of that Series, in this Indenture or in any supplemental indenture under which the Notes of that Series have been issued and the Default continues for the period and after the notice specified below;

                  (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case,

                      (B) consents to the entry of an order for relief against
                   it in an involuntary case,

                      (C) consents to the appointment of a Custodian of it or
                   for all or substantially all of its property, or

                      (D) makes a general assignment for the benefit of its
                   creditors; or

                   (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company in an involuntary
                   case,

                      (B) appoints a Custodian of the Company or for all or
                   substantially all of its property, or

                      (C) orders the liquidation of the Company, and the order
                   or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Notes of that Series notify the Company (and the Trustee in the case of notification by such Holders) in writing of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

SECTION 7.2.  Acceleration.

         If an Event of Default occurs with respect to the Notes of any Series and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes of that Series, by notice to the Company and to the Trustee, may declare the Principal (or, if the Notes of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of, and any accrued interest on, all the Notes of that Series to be due and payable. Upon such declaration, such Principal (or, in the case of Original Issue Discount Securities, such specified amount) and any accrued interest shall be due and payable immediately. The Holders of a majority in principal amount of all of the Notes of that Series, by notice to the Trustee, may rescind such a declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Notes shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of the Notes shall continue as though no such proceedings had been taken.

SECTION 7.3.  Other Remedies Available to Trustee.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect payment of Principal or interest on the Notes of the Series that is in default or to enforce the performance of any provision of the Notes of that Series or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.4.  Incidents of Sale of Collateral.

         Upon any sale of all or any part of the Collateral made either under the power of sale given under this Indenture or otherwise for the enforcement of this Indenture, the following shall be applicable:

                  (a) The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                  (b) Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Indenture or otherwise for the enforcement of this Indenture, shall be applied as provided in
         Section 7.12.

SECTION 7.5.  Waiver of Existing Defaults.

         The Holders of a majority in principal amount of any Series of Notes by notice to the Trustee may waive an existing Default with respect to that Series and its consequences except a Default in the payment of the Principal of or interest on any Note.

SECTION 7.6.  Control by Majority.

         The Holders of a majority in principal amount of the Notes of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, if the Trustee in good faith shall determine that the action or proceedings so directed may involve the Trustee in personal liability or that is unduly prejudicial to the rights of the Noteholders of that Series, it being understood that (subject to Section 8.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders.

SECTION 7.7.  Limitation on Suits by Noteholders.

         A Noteholder may pursue a remedy with respect to this Indenture or the Notes of any Series only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to Notes of that Series;

                  (b) the Holders of at least 25% in principal amount of the Notes of that Series make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period, the Holders of a majority in principal amount of the Notes of that Series do not give the Trustee a direction inconsistent with the request.

         A Noteholder of any Series may not use this Indenture to prejudice the rights of another Noteholder of that Series or any other Series or to obtain a preference or priority over another Noteholder of that Series or any other Series.

SECTION 7.8.  Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal and interest on the Note, on or after the respective due dates expressed in the Note, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.9   Collection Suits by Trustee.

         If an Event of Default specified in Section 7.1 (1) or (2) occurs and continues for the period, if any, specified therein, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of such Principal and interest then remaining unpaid.

SECTION 7.10.  Remedies.

         In case of the happening and continuance of any Event of Default, the Trustee may by its agents enter upon the premises of the Company and any of its Affiliates or lessees (or other person having acquired the use of the Collateral securing the Notes of that series) where any of the Collateral securing the Notes of that series may be and take possession of all or any part of such Collateral and withdraw the same from said premises, and shall be entitled to collect, receive and retain all unpaid mileage, hourly or other charges of any kind earned by the Collateral or any part thereof, and may lease or otherwise contract for the use of such Collateral or any part thereof, or with or without retaking possession thereof (but only after declaring due and payable the entire amount of the principal of all the then outstanding Notes of that Series) may sell the same or any part thereof, free from any and all claims of the Company at law or in equity in one lot and as an entirety or in separate lots, at public or private sale, for cash or upon credit, in its discretion, and may proceed otherwise to enforce its rights and the rights of the Holders of then outstanding Notes, all subject to any mandatory requirements of law applicable thereto. Upon any such sale, the Trustee itself may bid for the property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Trustee may specify, or as may be required by law, and without gathering at the place of sale the Collateral to be sold, and in general in such manner as the Trustee may determine, but so that the Company may and shall have a reasonable opportunity to bid at any such sale. Upon such taking possession or withdrawal or lease or sale of the Collateral, the Company shall cease to have any rights or remedies in respect of the Collateral hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Company, and no payments theretofore made by the Company for the rent or use of the Collateral or any of it shall give to the Company any legal or equitable interest or title in or to the Collateral or any of it or any cause or right of action at law or in equity in respect of the Collateral against the Trustee or the holders of interests hereunder. No such taking possession, withdrawal, lease or sale of the Collateral by the Trustee shall be a bar to the recovery by the Trustee from the Company of principal and interest in respect of the Notes, and the Company shall be and remain liable for the same until such sums have been realized as, with the proceeds of the lease or sale of the Collateral, shall be sufficient for the discharge and payment in full of all the obligations of the Company under this Indenture.

SECTION 7.11.  Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relating to the Company, its creditors or its property.

SECTION 7.12.  Priorities.

         If the Trustee collects any money pursuant to this Article, including proceeds from the sale or lease of any of the Collateral, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 8.7;

                  SECOND: to Holders of Notes in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal and interest, respectively; and

                  THIRD:  to the Company.

         The Trustee may fix a record date (with respect to Registered Notes) and payment date for any such payment to Holders of Notes.

SECTION 7.13.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest on and any additional amounts on any Note, or a suit by a Holder or Holders of more than 10% in Principal amount of the Notes of any Series.


                                  ARTICLE EIGHT

                                     TRUSTEE

SECTION 8.1.   Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers under this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and Opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                   (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                   (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                   (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 8.2.  Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel, a certificate of an Officer or Officers delivered pursuant to Section 2.2(b), an Officers' Certificate or an Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of

Default hereinafter and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

         (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (i) Except for (i) a default under Section 7.1(1) or (2) hereof, or
(ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 8.3.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
8.10 and 8.11.

SECTION 8.4.  Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or for monies paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 8.5.  Notice of Defaults.

         If a Default occurs and is continuing with respect to the Notes of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Note of that Series entitled to receive reports pursuant to Section 4.2(c) (and, if Unregistered Notes of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in each of The City of New York, London and, if Notes of that Series are listed on The Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal, interest or additional amounts on the Notes of any Series, or in the payment of any sinking fund installment, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Noteholders of that Series.

SECTION 8.6.  Reports by Trustee to Holders.

         (a) On or before the first anniversary date of the first issue of a Series of Notes and thereafter at intervals of not more than 12 months, the Trustee shall, if required by Section 313(a) of the TIA, mail to each Noteholder of that Series entitled to receive reports pursuant to Section 5.2(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

         (b) The Trustee shall transmit to Noteholders of each Series, as hereinafter provided, and to the Company a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 7.6 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes of such Series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount at Stated Maturity of Notes of such Series outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) Reports to Noteholders pursuant to this Section 8.6 shall be transmitted by mail:

                  (1) to all Holders of Registered Notes of each Series, as the names and addresses of such Holders appear upon the register for each Series of Notes;

                  (2) to such Holders of Unregistered Notes as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                  (3) except in the case of reports pursuant to subsection (b) of this Section 8.6, to each Holder whose name and address is preserved at the time by the Trustee, as provided in Section 2.7(a).

                  (4) At the time that it mails such a report to Noteholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Notes of that Series are listed. The Company shall provide written notice to the Trustee when the Notes of any Series are listed on any stock exchange.

SECTION 8.7.  Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.

         (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

         (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Notes of any Series on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Notes of a Series.

         (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.8.  Replacement of Trustee.

         (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) The Trustee may resign with respect to the Notes of any Series by so notifying the Company. The Holders of a majority in principal amount of the Notes of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company and may appoint a successor Trustee for such Series with the Company's consent. The Company may remove the Trustee with respect to Notes of any Series if:

                   (1) the Trustee fails to comply with Section 8.10;

                   (2) the Trustee is adjudged a bankrupt or an insolvent;

                   (3) a receiver or public officer takes charge of the Trustee or its property; or

                   (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Notes of any Series, the Company shall promptly appoint a successor Trustee for such Series.

         (d) If a successor Trustee with respect to the Notes of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such Series.

         (e) If the Trustee with respect to the Notes of any Series fails to comply with Section 8.10, any Noteholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

         (f) Upon the execution of the supplemental indenture referred to in
Section 8.8 (h), the resignation or removal of the retiring Trustee for any Series of Notes shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Notes for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Notes to the successor Trustee subject to the lien provided for in Section 8.7. The Company shall give notice of each appointment of a successor Trustee for any Series of Notes by mailing written notice of such event by first-class mail to the Holders of Registered Notes of such Series entitled to receive reports pursuant to Section 4.2(c) and, if any Unregistered Notes are outstanding, by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Notes of that Series are listed on The Luxembourg Stock Exchange, Luxembourg.

         (g) All provisions of this Section 8.8 except subparagraphs (b) (1),
(e) and (h) and the words "subject to the lien provided for in Section 8.7" in subparagraph (f) shall apply also to any Paying Agent located outside the U.S. and its possessions and required by Section 2.4.

         (h) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts administered by any other such Trustee.

         (i) No successor Trustee shall accept appointment as provided in this
Section 8.8 unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the provisions of Section 8.10.

SECTION 8.9.  Successor Trustee, Agents by Merger, etc.

         If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

SECTION 8.10.  Eligibility; Disqualification.

         This Indenture shall always have a Trustee with respect to each Series of Notes who satisfies the requirements of TIA ss.310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to and shall comply with TIA ss.310(b), including the optional provision permitted by the second sentence of TIA ss.310(b)(9), except that in determining whether the Trustee has a conflicting interest, as defined in TIA ss.310(b)(1), there shall be excluded all indentures of the Company now or hereafter existing which may be excluded under the proviso of TIA ss.310(b)(1).

SECTION 8.11.  Preferential Collection of Claims Against Company.

         The Trustee is subject to and shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated.

                                  ARTICLE NINE

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 9.1.  Satisfaction and Discharge of Notes of any Series.

         Unless provided otherwise in the Board Resolution establishing the Series of Notes, or in any supplemental Indenture, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes of a Series, the provisions of this Indenture (except as to (x) the rights of Holders of Notes of such Series to receive, from the money and U.S. Government Obligations deposited with the Trustee pursuant to this Article Eight or the interest and Principal received by the Trustee in respect of such U.S. Government Obligations, payment of the Principal of and any installment of Principal of or interest on such Notes on the Stated Maturities thereof or upon the Redemption Dates for Notes required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Notes of that Series or pursuant to any call for redemption relating to Notes of that Series, and (y) all rights and obligations of the Company and the Trustee with respect to such Notes under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 5.1, 7.5, 7.7, 7.11, 8.7,
8.8, 9.3 and Article Six, so long as the Notes of such Series remain Outstanding and, thereafter, only the Company's and the Trustee's rights and obligations under Sections 2.6, 8.7 and 9.3) as it relates to such Notes shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same, including without limitation, instruments releasing the Collateral from the lien of this Indenture, if either:

                  (a)(1) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company) have been delivered to the Trustee for cancellation;

                  (2) the Company has paid or caused to be paid all other sums payable under this Indenture in respect of the Notes of such Series; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction of the entire indebtedness on all Notes of any such Series and the discharge of the Indenture as it relates to such Notes have been complied with; or

                  (b)(1) all Notes of such Series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                   (2) the condition described in paragraph (1) of Section 9.2 has been satisfied;

                  (3) the conditions described in paragraphs (a)(2) and (a)(3) of this Section 9.1 have been satisfied; and

                  (4) the Company has received an Opinion of Counsel to the effect that the satisfaction and discharge contemplated by this Section
         9.1 will not violate the then applicable rules of, or any related undertaking of the Company to, any national securities exchange on which Notes of that Series are listed; or

                  (c)(1) the conditions referred to or described in paragraphs
         (b)(2), (b)(3) and (b)(4) of this Section 9.1 have been satisfied;

                  (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of the deposit referred to in paragraph (1) of
         Section 9.2 or on the 91st day after the date of such deposit; provided, however, that should that condition fail to be satisfied on or before such 91st day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Company; and

                  (3) the Company has delivered to the Trustee an Opinion of Counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (c) of this Section 9.1 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

SECTION 9.2.  Defeasance of Notes of any Series.

         Unless provided otherwise in the Board Resolution establishing the Series of Notes, or in any indenture supplemental hereto, the Company may omit to comply with paragraphs 4 and 5 of Section 7.1 of this Indenture and such provisions shall not apply, as such provisions relate to Notes of any Series, so long as the Notes of such Series remain Outstanding and, thereafter, all provisions of this Indenture in respect of such Notes shall no longer be in effect except the Company's and the Trustee's rights and obligations under Sections 2.6, 8.7 and 9.3, and the Trustee at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:

                  (a) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (1) money in an amount, or (2) U.S. Government Obligations which through the payment of interest and Principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such Series of Notes money in an amount, or (3) a combination thereof, sufficient, after payment, based on then applicable law, of all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the Principal of and each installment of Principal of and interest on the Outstanding Notes of that Series on the Stated Maturity of such Principal or installment of Principal or interest and (ii) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Notes of such Series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Notes;

                  (b) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

                  (c) the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code;

                  (d) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 9.3.  Application of Trust Funds; Indemnification.

         (a) Subject to the provisions of paragraph (c) of this Section, all money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 9.1 or 9.2 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Principal and interest for whose payment such money and U.S. Government Obligations have been deposited with or received by the Trustees as contemplated by Section 9.1 or 9.2.

         (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 9.1 or 9.2 or the interest and Principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders. The Company shall be entitled to prompt notice of an assessment or the commencement of any proceeding for which indemnification may be sought hereunder.

         (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in

Section 9.1 or 9.2 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received. The Trustee shall also deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 9.1 or 9.2, in exchange for other U.S. Government Obligations or money, upon the following conditions:

          (1) such exchange shall occur simultaneously;

          (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the exchange contemplated by paragraph (c) of this Section have been complied with; and

          (3) in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, immediately after such exchange the U.S. Government Obligations or money then held by the Trustee as provided in Section 9.1 or
     9.2 shall be in such amount as then would have been required to be deposited in order to comply with Section 9.2(a) hereof.


                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

SECTION 10.1. Without Consent of Holders.

     The Company and the Trustee may enter into one or more supplemental indentures without consent of any Noteholder for any of the following purposes:

          (a) to cure any ambiguity, defect or inconsistency herein or in the Notes of any Series;

          (b) to comply with Article Six;

          (c) to secure the Notes with additional or substitute collateral as provided for herein;

          (d) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (e) to make any change that does not adversely affect the rights of any Noteholder;

          (f) to provide for the issuance of and establish the form and terms and conditions of Notes of any Series as provided in Section 2.2, to establish the form of any certifications required to be furnished pursuant to the term of this Indenture or any Series of Notes, to add to the rights of the Holders of any Series of Notes, or to surrender any right or power conferred on the Company;

          (g) to add to the rights of the Holders of any Series of Notes;

          (h) to provide for the appointment of a successor Trustee; or

          (i) The Trustee shall sign any supplemental indenture authorized pursuant to this Section 10.1 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 10.2.  With Consent of Holders.

          (a) With the written consent of the Holders of a majority in principal amount of the outstanding Notes of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 10.1, the rights of the Noteholders of each such Series. The Holders of a majority in principal amount of the outstanding Notes of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture or the Notes of any such Series except a Default in the payment of the Principal of or interest on any Note. However, without the consent of each Noteholder affected, an amendment or waiver may not:

               (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

               (2) change the rate of or change the time for payment of interest on any Note;

               (3) change the Principal of or change the Stated Maturity of any Note;

               (4)  reduce any premium payable upon the redemption of any Note;

               (5) waive a Default in the payment of the Principal of or interest on any Note;

               (6) make any Note payable in money other than that stated in the Note; or

               (7) make any change in Section 7.4, 7.7 or 10.2(a) (third sentence).

     (b) It is not necessary under this Section 10.2 for the Noteholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

     (c) Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     (d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.2, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Notes, as the names and addresses of such Holders appear on the register for each Series of Notes, and to such Holders of Unregistered Notes as are entitled to receive reports pursuant to Section 5.2(c). Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     (e) Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 10.3.  Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Notes of one or more Series shall be set forth in a supplemental Indenture that complies with the TIA as then in effect.

SECTION 10.4.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder of each Series affected by such amendment or waiver.

SECTION 10.5.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment or waiver on any Note of any Series thereafter authenticated. The Company in exchange for Notes of that Series may issue and the Trustee shall authenticate new Notes of that Series that reflect the amendment or waiver.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with a provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2.  Notices.

          (a) Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

          if to the Company to:

               Union Tank Car Company
               225 West Washington Street
               19th  Floor
               Chicago, Illinois  60606
               Attn: Secretary

          if to the Trustee to:

               Bank One, National Association
               One North State Street
               Ninth Floor
               Chicago, Illinois  60602
               Attention: Janice Ott Rotunno

          (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication to Holders of Notes entitled to receive reports pursuant to Section 5.2(c) shall be mailed by first class mail to the addresses for Holders of Registered Notes shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Notes of that or any other Series entitled to receive notice.

          (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (e) If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and to each Agent at the same time.

          (f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

SECTION 11.3.  Communication by Holders with Other Holders.

     Noteholders of any Series may communicate pursuant to TIA ss.312(b) with other Noteholders of that Series or of all Series with respect to their rights under this Indenture or under the Notes of that Series or of all Series. The Company, the Trustee, the Registrar and everyone else shall have the protection of TIA ss.312(c).

SECTION 11.4.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take under this Indenture any action under any provisions of this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions have been complied with.

SECTION 11.5.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that the person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.6.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7.  Payments on Business Day.

     If a payment date is not a Business Day, payment may be made at such place on the next succeeding Business Day with the same force and effect as if made on such payment date, and no interest shall accrue for the intervening period.

SECTION 11.8.  Governing Law.

     The laws of the State of Illinois shall govern this Indenture, the Notes and any coupons appertaining thereto.

SECTION 11.9.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligation or its creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 11.11. Acts of Successor.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

SECTION 11.12. Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

                                   UNION TANK CAR COMPANY


                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


(Seal)

Attest:


By:
   -----------------------------
Name:
Title:

                                   BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee


                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


(Seal)

Attest:


By:
   -----------------------------
Name:
Title:

STATE OF ILLINOIS                   )
                                    )      ss.:
COUNTY OF COOK                      )

     On the         day of May, in the year 2000, before me personally came
                        , to me known, who, being by me duly sworn, did
depose and say that             resides                   ; that    is the
                    of the UNION TANK CAR COMPANY, one of the corporations
described in and which executed the above instrument; that     knows the
corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of
Directors of said corporation, and that     signed        name thereto by like
authority.


[NOTARIAL SEAL]
                                             ----------------------------------
                                             My Commission Expires:     ,
                                                                   ----- -----




STATE OF ILLINOIS                   )
                                    )       ss.:
COUNTY OF COOK                      )

     On the       day of May, in the year 2000, before me personally came
                    , to me known, who, being by me duly sworn, did depose
and say that            resides                          ; that      is the
                    of the BANK ONE, NATIONAL ASSOCIATION, as Trustee, one of the corporations described in and which executed the above instrument; that knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority
of the Board of Directors of said corporation, and that     signed      name
thereto by like authority.


[NOTARIAL SEAL]

                                             ---------------------------------
                                             My Commission Expires:     ,
                                                                   ----- -----